UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2022

FOURTH WAVE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55647	47-4046237
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 E. Broward Blvd., Suite 1700, Ft. Lauderdale, FL 33301

(Address of Principal Executive Offices, and Zip Code)

(707) 687-9093

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 3, 2022, Fourth Wave Energy, Inc (the “Company”) held its 2022 Annual Meeting of Stockholders. At the Annual Meeting, the Company’s stockholders voted on six proposals, each of which was described in detail in the Company’s definitive proxy statement on Schedule 14A as filed with the Securities and Exchange Commission on May 10, 2022. The following is a brief description of each matter voted upon and the results.

Proposal 1. Stockholders elected each of the two nominees to the Company’s Board of Directors to serve until the Company’s 2023 annual meeting of stockholders or until his respective successor has been duly elected and qualified. The voting results were as follows:

Director Name	Votes For	Votes Against	Withheld	Broker Non-Votes
Charlie Faulkner	203,038,792	0	31,500	1,499,250
Simon Wajcenberg	203,038,792	0	31,500	1,499,250

Proposal 2. Stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as set forth in the Proxy Statement. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
200,053,352	2,197,275	819,665	1,499,250

Proposal 3. Stockholders approved, on a non-binding advisory basis, a vote on the frequency of an advisory vote on executive compensation, of once every three years. The voting results were as follows:

Every Year	Every Two Years	Every Three Years	Abstentions
29,873,854	10,512,366	161,967,145	716,927

Subsequent to the Annual Meeting, the Board determined, in light of the voting results, to hold a stockholder vote on the compensation of executive officers every three years.

Proposal 4. Stockholders ratified the selection of M&K CPAs, PLLC to serve as the Company’s independent registered accounting firm for the year ending December 31, 2022. The voting results were as follows:

Votes For	Votes Against	Abstentions
203,227,851	1,333,689	8,002

Proposal 5. Stockholders approved an Amendment to the Company’s Amended and Restated Articles of Incorporation changing the Company’s name to EdgeMode, Inc. The voting results were as follows:

Votes For	Votes Against	Abstentions
204,550,042	19,500	0

Proposal 6. Stockholders approved an Amendment to the Company’s Amended and Restated Articles of Incorporation, which effects a Reverse Stock Split of the common stock at a ratio in a range of 1 for 15 through 1 for 60 or any ratio in between. The voting results were as follows:

Votes For 198,494,197	Votes Against 3,251,672	Abstentions 2,823,673

As of the record date, there were 383,808,340 shares of common stock outstanding (one vote per share). At the Annual Meeting, there were 204,569,542 shares of common stock present or represented by proxy, which represented approximately 53% of the voting power entitled to vote at the Annual Meeting which constituted a quorum for the transaction of business. Each of the two nominees for director was elected to serve until the next annual meeting of stockholders and until his successor has been elected and qualified, or until his earlier death, resignation, or removal and stockholders voted for three years under Proposal 3. Additionally, all other proposals were approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOURTH WAVE ENERGY, INC.

Date: June 8, 2022	By:	/s/ Charles Faulkner
	Name:	Charles Faulkner
	Title:	Chief Executive Officer